SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2013

  iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
000-51598		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by iRobot Corporation on April 23, 2013 (the “Original Filing”). The purpose of this Current Report on Form 8-K/A is to furnish an updated Exhibit 99.2 containing revised consolidated statements of income and segment information for the four quarters of fiscal 2012 and full fiscal years 2012, 2011, 2010 and 2009.  Items 2.02 and 7.01 included in the Original Filing are updated to incorporate applicable information included in the attached Exhibit 99.2.  The revised consolidated statements of income in the attached Exhibit 99.2 include updated cost of product revenue, cost of contract revenue and research and development expenses for all periods presented.  The revised segment information in the attached Exhibit 99.2 includes updated cost of Defense & Security revenue, other costs of revenue and research and development expenses for all periods presented.  The revisions included in Exhibit 99.2 only impact the classification of certain costs and do not impact net income amounts included in the Original Filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.2 Unaudited consolidated statements of income and segment information for the four quarters of fiscal 2012 and full fiscal years 2012, 2011, 2010 and 2009, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

May 3, 2013	By:	/s/ Glen D. Weinstein
	Name:	Glen D. Weinstein
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.2	Unaudited consolidated statements of income and segment information for the four quarters of fiscal 2012 and full fiscal years 2012, 2011, 2010 and 2009, furnished herewith.